Exhibit 99.4

From Mobile Electronics to Electric Vehicles

By Ashok Lahiri, CTO and Co-Founder and Cam Dales, GM and CCO

It’s an exciting time for electric vehicles. With rapidly growing sales, many new models entering the market and substantial investments from both automotive OEMs and governments globally, the U.S. government’s goal of reaching 40-50% EV sales by 2030 seems within reach. Today, we are in San Diego presenting at the 21st Annual Advanced Automotive Battery Conference. We will give an update on our EV program including:

1) promising early battery performance from our U.S. Department of Energy (DOE) grant program,

2) improved energy density over currently available EV solutions,

3) fast charge capability compared to equivalent pouch cells, and

4) results of a third-party study we commissioned to evaluate the unique advantages of our 3D silicon cell architecture for EV packs.

While we have initially targeted the mobile electronics space for several reasons outlined below, we plan to enter the EV battery market by 2025. We believe our 3D cell architecture coupled with our 100% active silicon anode, has the potential to create unique advantages for automotive OEMs and pack providers, providing increased energy density, better thermal conductivity, high cycle life, and lower cost at both the cell and pack level, through simplified system design and low-cost manufacturing processes. Our EV program is in its early stages, but we’re pleased with the results so far.

DOE Grant Program

Building off favorable results from an initial R&D project to demonstrate the use of NMC cathodes within our 3D silicon cell architecture, we were awarded a three-year grant from the DOE in 2020. The project, titled, “Structurally and Electrochemically Stabilized Silicon-rich Anodes for Electric Vehicle (EV) Applications,” is part of a program that targets demonstrating cells with energy density over 750 Wh/l, 350 Wh/kg, cycle life greater than 1,000 cycles and 10-year calendar life using a 95%-plus active silicon anode. Mitsubishi Chemical Corporation, a global leader in formulated electrolytes for Li-ion batteries, and the National Renewable Energy Laboratory (NREL), a leading research institution focused on energy-efficient solutions, are collaborating with us on the project. Here’s a chart on our early results of the project on cycle life using our 100% active silicon anode, which are encouraging thus far.

Improved Energy Density

The combination of our 100% active silicon anode, rectilinear format and unique architecture results in superior energy density when compared to traditional cells as follows:

•	>30% higher cell Volumetric Energy Density (VED) at EV relevant scales & form factors[1]

•	>40% higher pack level energy density[2]

Fast Charge Capability

The ability to do fast charge is a combination of multiple factors. The two principal factors are: 1) the ability of the electrode and electrolyte design to be able to quickly and safely absorb lithium during charge and 2) how uniform and efficiently heat can be pulled out of the battery cell.

Enovix provides distinct advantages including:

•	~4.6x cell thermal conductivity for equivalent pouch cells[3]

•	~ 56% thinner anode than graphite[4]

•	~ 140mV higher lithiation potential during charge for a 100% active Si anode[5]

Third-Party Study to Evaluate our 3D Silicon Cell Architecture for EV Packs

We recently commissioned a study by a team of leading battery pack and module designers from Manufactory Co. to evaluate the potential advantages of our cell architecture in a reference EV pack from a US-based, commercially-available EV with an estimated range of 390-396 when the study was completed earlier this year.

In addition to improved energy density and enhanced fast charge capability, the study supports there may be several potential advantages Enovix could bring to market in the form of:

•	Low swell, tight tolerance cells

•	Simplified interconnect and thermal design

•	Integral constraint that can eliminate pack level constraints

Such improvements in energy density and form factor could open up significant design opportunities for auto manufacturers, enabling increased freedom to create new designs while improving performance.

Battery Cost in EVs

The Li-ion battery is the most costly part of a passenger EV today. To date, the decline in battery cost has been driven largely by a declining cost of raw materials, increased manufacturing scale and improved production efficiency. But, according to BloombergNEF, continued battery cost reduction in the second half of the 2020s will require increased energy density for greater Watt-hour capacity at the cell and pack level. Enovix’s 3D cell architecture allows us to use a 100% active silicon anode, and to potentially use lower-cost silicon active materials, to increase cell energy density and

[1]	Enovix 55.2 Ah cell design vs 5 Ah, 730Wh/l , 21700 cell
[2]	Assumed 100% packing efficiency for pouch or prismatic vs 90.7% packing efficiency for cylindrical form factor
[3]	Through-plane conductivity; Enovix 3.4Ah cell, 5.3mm thick, LCO cathode (3.3 W/m-K) vs 6.0Ah pouch cell, 6.7mm thick NMC cathode (0.732 W/m-K); verified by 3rd party engineering pack analysis
[4]	100% active elemental Si anode de-rated from a fully-lithiated theoretical capacity of 2194 mAh/cc to account for Li-trapping and pre-lithiation
[5]	0.22V vs Li/Li+ for Si; 0.08V vs Li/Li+ for Graphite

minimize costs in the future. We believe our ability to use a lower-cost raw material set, in combination with highly efficient and high-speed assembly processes, will provide a battery cell at a lower cost than a comparable conventional Li-ion cell at scale. While our architecture adds a small amount of cost to each individual cell (for instance the fabrication of our integrated constraint system which is stamped from thin steel foils), we anticipate this cost will be more than offset by the higher energy density per cell on $/Whr basis in addition to savings at the pack level.

Why We’re Focused on Mobile Electronics First

While we intend to be in the EV market by 2025, we’re targeting the mobile electronics market initially for several reasons:

1)

product designers demand high energy densities, which allow them to add features, functionality and create new form factors, especially to power the technologies of the future such as Augmented Reality, Artificial Intelligence and 5G;

2)	consumer electronics design cycles are shorter than what is common in other industries such as automotive, enabling us to scale a new cell technology faster; and

3)	batteries often make up a small fraction of the cost of the mobile device, which speeds adoption of new technologies.

We plan to begin commercial production for the mobile electronics consumer market in Q1 2022, and we forecast first product revenue in Q2 2022.

Next Steps

Our business strategy has been to first commercialize our technology through batteries tailored to the mobile electronics market. This allows us to reach scale and operational efficiency through the premium segment of the market, while we reduce costs and optimize our operations for quality and reliability. Earlier this year, our first automated factory in Fremont, Calif., began producing batteries with a 100% active silicon anode and is currently in the midst of qualification to support industry-leading customers.

The next stage in our strategy is to start the development work to deploy our technology to the EV market. We’re pleased with the early results of our EV research and we’re seeing positive feedback on our technology as we gain more results from our sampling program. Based on this, we intend to accelerate our efforts by adding additional resources to address this market.

Interested in working with us? Contact info@enovix.com or find us on LinkedIn or visit our website.

Forward Looking Statements

This blog contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about us and our industry that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “believe”, “will”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “could”, “potentially”, “target”, “project”, “believe”, “continue” or the negative of these terms or similar expressions. Forward-looking statements in this blog include, but are not limited to, statements regarding our plans to enter into the EV battery market; our EV program, including the advantages that our advanced silicon-anode lithium-ion battery provides to automotive OEMs and pack providers; our battery design, energy density, performance and manufacturing capability; our ability to minimize battery costs; our production and commercialization timeline; the results of our DOE Grant Program; our future product development and roadmap; and the future demand for our lithium-ion battery solutions. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth under the caption “Risk Factors” in the Form 10-Q that we filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2021, and other documents we have filed, or that we will file, with the SEC. Any forward-looking statements made by us in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. We disclaim any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise, except as required by law.

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